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                                                                   EXHIBIT 11.1

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                          PERIOD FROM
                                           INCEPTION
                                           (APRIL 18,
                                              1994)
                                            THROUGH         YEARS ENDED OCTOBER 31,       SIX MONTHS ENDED APRIL 30,
                                          OCTOBER 31,
                                              1994             1995          1996            1996           1997
                                          -----------       ----------     ---------      ----------     ---------

PRIMARY:
   Weighted average common
   share outstanding during the
   period                                         -         4,433,146      5,117,517      5,109,875      4,348,240

   Shares related to SAB No. 83           1,320,121         1,320,121      1,320,121      1,320,121      1,320,121

   Total shares used in primary
   net income (loss) per share            1,320,121         5,753,267      6,437,638      6,429,996      5,668,361

   Net income (loss)                     $(175,408)        $  592,322     $  804,732     $  192,240     $1,389,886

   Primary net income (loss) per
   share                                 $    (.13)        $      .10     $      .13     $      .03     $      .25

FULLY DILUTED:
   Total primary shares from              1,320,121         5,753,267      6,437,638      6,429,996      5,668,361
   above

   Shares attributable to conversion
   of notes payable to officers
                                         ----------        ----------     ----------     ----------     ----------

   Total shares used in fully
   diluted net income (loss) per
   share                                 ----------        ----------     ----------     ----------     ----------
                                         ----------        ----------     ----------     ----------     ----------

   Net income (loss)                     $(175,408)        $  592,322     $  804,732     $  192,240     $1,389,886

   After tax interest on notes
   payable to officers                      59,881            134,954         96,975         50,112         53,680
                                         ----------        ----------     ----------     ----------     ----------
   Fully diluted net income (loss)       $(115,527)        $  772,276     $  901,707     $  242,352     $1,443,566
                                         ----------        ----------     ----------     ----------     ----------
                                         ----------        ----------     ----------     ----------     ----------
   Fully diluted net income (loss)
   per share(1)                          $                 $              $              $              $
                                         ----------        ----------     ----------     ----------     ----------
                                         ----------        ----------     ----------     ----------     ----------
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----------------
(1)   The computed per share amount assuming full dilution for the 1994 period in antidilutive; therefore the primary per share amount for this period is presented as the fully diluted amount in footnote 1 to the
      Company's financial statements.



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

PRO FORMA:
   Total primary shares from
   above                                         6,437,638            5,668,361

   Conversion of preferred stock
   not included in shares related to
   SAB No. 83                                      400,000              400,000

   Conversion of notes payable to
   officers                                      1,451,645            1,451,645

   Total shares used in pro forma
   net income per share                          8,289,283            7,520,006

   Fully diluted net income from
   above                                        $  901,707           $1,443,566

   Pro forma net income per share               $      .11           $      .19

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